UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange of 1934

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WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Riversedge North

2529 Virginia Beach Boulevard, Suite 200

Virginia Beach, Virginia 23452

April 17, 2017

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Wheeler Real Estate Investment Trust, Inc. (the “Company”) (the “Annual Meeting”) to be held at the Cavalier Golf & Yacht Club, 1052 Cardinal Road, The Cavalier Room, Virginia Beach, Virginia 23451, on May 17, 2017 at 9:30 a.m., local Virginia Beach, Virginia time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company. Directors and officers of the Company will be present to answer any questions that you and other stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of:

•	the reelection of nine members of the Board of Directors; and

•	the ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Wheeler Real Estate Investment Trust, Inc., and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” all proposals.

Please indicate your vote by using the enclosed proxy card or by voting by telephone or internet, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important, and it is important that we receive your vote as soon as possible.

Sincerely,

Jon S. Wheeler
Chairman and Chief Executive Officer

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2017

Wheeler Real Estate Investment Trust, Inc. will hold its Annual Meeting on May 17, 2017, at 9:30 a.m., local Virginia Beach, Virginia time, at the Cavalier Golf & Yacht Club, 1052 Cardinal Road, The Cavalier Room, Virginia Beach, VA 23451. The purpose of the meeting is to:

•	elect a Board of nine directors to serve until the next annual meeting and until their successors are duly-elected and qualified;

•	ratify the appointment of Cherry Bekaert LLP as the independent registered public accounting firm; and

•	act upon such other matters as may properly be presented at the Annual Meeting.

Only stockholders of record at the close of business on April 11, 2017, will be entitled to vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope provided. Your completed proxy will not prevent you from attending the meeting and voting in person should you choose.

Dated: April 17, 2017

By order of the Board of Directors,

Robin Hanisch
Corporate Secretary

This Proxy Statement is available at www.whlr.us. Among other things, the Proxy Statement contains information regarding:

•	The date, time and location of the meeting

•	A list of the matters being submitted to stockholders

•	Information concerning voting in person

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2017

The Board of Directors of Wheeler Real Estate Investment Trust, Inc. (the “Company” or “we” or “us”) is soliciting proxies to be used at the Annual Meeting of Stockholders following the fiscal year ended December 31, 2016 (the “Annual Meeting”). Distribution of this Proxy Statement and a Proxy Form is scheduled to begin on April 17, 2017. The mailing address of the Company’s principal executive office is Riversedge North, 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452.

ABOUT THE MEETING

Who Can Vote

Record holders of Common Stock, $0.01 par value per share (“Common Stock”) of the Company at the close of business on April 11, 2017 (the “Record Date”) may vote at the Annual Meeting. On that date, 8,588,470 shares of Common Stock were outstanding. Each share is entitled to cast one vote.

How Can You Vote

If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other proposal to ratify the selection of auditors. You can also vote by Internet, at the address shown on your proxy card or by phone, at 1-800-652-VOTE (8683).

If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors (the “Board of Directors” or the “Board”). The Board of Directors unanimously recommends a vote FOR all of Proposals 1 and 2.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (a) delivering a written notice of revocation to the Corporate Secretary, (b) delivering another proxy that is dated later than the original proxy, or (c) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

What am I voting on?

You will be voting on the following:

(1)	The reelection of nine members of the Board of Directors, each to serve a term expiring at the Annual Meeting of Shareholders in 2018 or until their successors are duly elected and qualified; and

(2)	The ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Vote Required

The holders of a majority of the shares entitled to vote who are either present in person or represented by a proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. As of April 11, 2017 there were 8,588,470 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of stockholders entitled to cast at least 4,294,236 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail or voted by internet or phone, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed. If the broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected to that slot. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not count as votes cast and will not affect the outcome of the vote.

The Company’s Bylaws do not require that stockholders ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year. The Company, however, is not bound by the stockholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders

As of the Record Date, affiliates held 492,989 shares representing approximately 5.74% of the shares outstanding. These affiliates have advised the Company that they currently intend to vote all of their shares in favor of the approval of both proposals.

If you received multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Implications of being an “emerging growth company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of our initial public offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter)

Other Matters to be Acted Upon at the Annual Meeting

We do not know of any other matters to be validly presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Available Information

Our internet website address is www.whlr.us. We make available free of charge through our website our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission (the “SEC”). In addition, we have posted the Charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as our Code of Business Conduct and Ethics, Corporate Governance Principles, including guidelines on director independence, and Insider Trading Policy, all under separate headings. These charters and principles are not incorporated in this instrument by reference. We will also provide a copy of these documents free of charge to stockholders upon written request.

Multiple Stockholders Sharing the Same Address

The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings (“Householding”). Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to Householding, you must contact your broker, bank or other nominee.

If you hold shares of Common Stock in your own name as a holder of record, Householding will not apply to your shares.

If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Wheeler Real Estate Investment Trust, Inc., Attention: Secretary, Riversedge North, 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452.

Questions

You may call our Investor Relations Department at 757-627-9088 if you have any questions.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

CORPORATE GOVERNANCE AND BOARD MATTERS

The affairs of the Company are managed by the Board of Directors. Directors are elected at the annual meeting of stockholders each year or appointed by the incumbent Board of Directors and serve until the next annual meeting of stockholders or until a successor has been elected or approved.

Corporate Governance Profile

Our board consists of nine directors, seven of whom are independent as determined in accordance with the listing standards established by the NASDAQ Capital Market, and our board makes an affirmative determination as to the independence of each of our directors on an annual basis. We have adopted a code of business ethics and corporate governance principles.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its five standing committees, the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Investment Committee and the Finance Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Investment Committee is responsible for reviewing and analyzing strategic real estate acquisitions and investments. Our Finance Committee is responsible for overseeing the financial policies and practices of the Company.

Current members of the Board

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee	Finance Committee
Jon S. Wheeler	—	—	—	—	—
Kurt Harrington	Member	—	Chairperson	—	—
Carl B. McGowan, Jr.	Chairperson	—	—	Member	—
David Kelly	—	—	—	—	Member
Stewart Brown	—	Member	Member	Member	Member
William W. King	Member	Chairperson	Member	—	—
Jeffrey Zwerdling	—	Member	—	Chairperson	—
John McAuliffe	—	—	—	—	Chairperson
John Sweet	—	—	—	Member	Member

Board Committees

Our Board of Directors has established five standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, an Investment Committee and a Finance Committee. The principal functions of each committee are briefly described below. Each of these committees is comprised exclusively of independent directors except our Finance Committee. Additionally, our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Audit Committee. Our Audit Committee consists of three of our independent directors: Carl B. McGowan, Jr., William W. King and Kurt Harrington. Dr. McGowan, the chairman of our Audit Committee, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NASDAQ Capital Market corporate governance requirements. In addition, each of the Audit Committee members is “financially sophisticated” as that term is defined by the NASDAQ Capital Market corporate governance requirements. The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.” The charter of the Audit Committee was adopted on November 16, 2012, and is available on the Company’s Investor Relations tab of our website (www.whlr.us). All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the Nasdaq Stock Market and the Company’s Corporate Governance Principles. The Audit Committee met four times in 2016.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of three of our independent directors: Stewart J. Brown, William W. King and Kurt R. Harrington. Mr. Harrington has been designated as chair of this committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Nominating and Corporate Governance Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Nominating and Corporate Governance Committee was adopted on November 16, 2012 and updated in 2016, and is available on the Company’s Investor Relations website (www.whlr.us). All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Company’s Corporate Governance Principles. The Nominating and Corporate Governance Committee met once in 2016.

Compensation Committee. Our Compensation Committee consists of three of our independent directors: Stewart J. Brown, William W. King and Jeffrey Zwerdling. Mr. King has been designated as chair of the Compensation Committee. The Compensation Committee is responsible for overseeing the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer and any other officers designated by the Board, and to make recommendations to the Board with respect to such policies, produce necessary reports on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations and to monitor the development and implementation of succession plans for the principal executive officer and other key executives and make recommendations to the Board with respect to such plans. The charter of the Compensation Committee was adopted on November 16, 2012 and updated in 2014 and 2016, and is available on the Company’s Investor Relations website (www.whlr.us). All of the members of the Compensation Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Company’s Corporate Governance Principles. The Compensation Committee may not delegate its authority to other persons. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions. The Compensation Committee met six times in 2016.

The Compensation Committee retained Mercer as its independent compensation consultant to assist in executive compensation issues. Specifically, Mercer assisted the Compensation Committee in its review and design of the Company’s executive compensation program for executives and directors. Mercer was engaged by the Compensation Committee after review and consideration of other proposals submitted by prospective compensation consultants. The Compensation Committee engaged Mercer based upon the value and the scope of services that they provide. The Compensation Committee instructed Mercer to provide market assessment of executive and officer compensation, and provide appropriate executive compensation plan designs. Mercer reported directly to the Compensation Committee and performs no other work for the Company.

The Compensation Committee has analyzed whether the work of Mercer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.	The provision of other services to the Company by Mercer;

ii.	The amount of fees from the Company paid to Mercer as a percentage of the firm’s total revenue;

iii.	Mercer policies and procedures that are designed to prevent conflicts of interest;

iv.	Any business or personal relationship of Mercer or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.	Any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and

vi.	Any stock of the Company owned by Mercer or the individual compensation advisors employed by the firm.

The Compensation Committee has determined, based on its analysis of the above factors, that the work of Mercer and the individual compensation advisors employed by Mercer as compensation consultants to the Company has not created any conflict of interest.

Investment Committee. Our Investment Committee consists of four independent directors: Carl B. McGowan, Jr., Stewart J. Brown, Jeffrey Zwerdling and John Sweet. Jeff Zwerdling has been designated as the chair of this committee. The Investment Committee is responsible for reviewing and analyzing strategic real estate acquisitions and investments. In addition, the Investment Committee makes recommendations to the Board regarding the potential real estate acquisitions and investments. The Investment Committee was formed on September 25, 2013 and has not adopted a charter. All of the members of the Investment Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Company’s Corporate Governance Principles. The Investment Committee met once in 2016 in addition to tours of various potential acquisitions.

Finance Committee. Our Finance Committee consists of four directors, three of which are independent directors: David Kelly, Stewart J. Brown, John McAuliffe and John Sweet. Mr. McAuliffe has been designated as chair of this committee. The Finance Committee is responsible for overseeing the financial policies and practices of the Company. In addition, the Finance Committee oversees the budget process of the Company, including the review of budget policies, practices, and annual budget schedule. The Finance Committee provides regular review of the budget throughout the year and recommends to the Board any changes, additions or deletions to the financial policies and practices as it deems appropriate. The Finance Committee was formed in February 2016 and has not adopted a charter. All of the members of the Finance Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Company’s Corporate Governance Principles except Mr. Kelly. The Finance Committee met once in 2016.

Board Leadership Structure

Jon S. Wheeler currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Wheeler simply holds both positions at this time. The Board of Directors believes that Mr. Wheeler’s service as both Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its shareholders. Mr. Wheeler possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers.

Our Board of Directors believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent directors and to encourage independent Board leadership, the Board of Directors also has established the position of lead independent director (“Lead Independent Director”), which currently is held by Mr. Zwerdling. The Board of Directors then serving on the Board selected Mr. Zwerdling as lead independent director unanimously. Together, our Lead Independent Director and the Chairman and Chief Executive Officer, facilitate clear leadership, responsibility and accountability, effective decision-making and a cohesive corporate strategy.

Selection of Nominees for the Board

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The committee may also retain a third-party executive search firm to identify candidates upon request of the committee from time to time. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s Bylaws relating to stockholder nominations.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee will then evaluate the prospective nominee against the standards and qualifications generally set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, customers, guests and communities; and

•	the willingness of the prospective nominee to meet any minimum equity interest holding guideline.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.

The Bylaws of the Company provide that any stockholder entitled to vote at the Annual Meeting in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders’ intention to make such nomination has been delivered personally to, or has been mailed to and received by the Secretary at the principal office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If a stockholder has a suggestion for candidates for election, the stockholder should follow this procedure. Each notice from a stockholder must set forth (i) the name and address of the stockholder who intends to make the nomination and the name of the person to be nominated, (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming those persons) pursuant to which the nomination is to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules, and (vi) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure. The Company has not adopted a specific policy regarding the consideration of director nominees recommended by stockholders and believes this is appropriate because there are not any differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating and Corporate Governance Committee

Determinations of Director Independence

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

Board Meetings During Fiscal 2016

The Board met eight times during fiscal year 2016. No directors attended fewer than 75% of the meetings of the aggregate of: (i) The total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and Committees of which he or she is a member.

Stockholder Communications with the Board

Stockholders and other parties interested in communicating directly with the Board of Directors, including communications regarding concerns relating to accounting, internal accounting controls or audit measures, or fraud or unethical behavior, may do so by writing to the directors at the following address: Wheeler Real Estate Investment Trust, Inc., Attention: Secretary, Riversedge North, 2529 Virginia Beach Boulevard, Suite 200, Virginia Beach, Virginia 23452. The Nominating and Corporate Governance Committee of the Board also approved a process for handling letters received by the Company and addressed to members of the Board but received at the Company. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and received by the Company and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The text of the document is available on the Company’s Investor Relations tab of our website (www.whlr.us). The Company intends to post any amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer and Chief Financial Officer) at this location on its website.

Executive Officers

For information, as to the business history of our Chief Executive Officer, Mr. Wheeler, and our Chief Investment Officer, Mr. Kelly see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

Wilkes J. Graham

Chief Financial Officer since 2016

Age — 40

Wilkes Graham has served as our Chief Financial Officer (CFO) since January 2016. As CFO, Mr. Graham oversees corporate finance, accounting, investor relations and capital and financing strategies for the Company. Prior to joining the Company, Mr. Graham spent 17 years in the real estate financial services industry. From 2010-2016 Mr. Graham worked with Compass Point Research & Trading, LLC (“Compass Point”), an independent, full-service investment firm focused exclusively on the financial services sector, where he served as Director of Research and as a Senior Sell-Side Equity Research Analyst. As the firm’s Real Estate Analyst, Mr. Graham’s primary responsibilities included performing proprietary financial analysis in which he forecasted earnings and predicted the stock performance of over 30 publicly traded REITs, real estate operating companies and homebuilders. As Director of Research, Mr. Graham managed and oversaw the strategic direction of the firm’s research department. From 2001-2009, Mr. Graham worked as a Vice President and a Senior Sell-Side Analyst focused on the real estate sector at FBR Capital Markets & Co. (“FBR”) (NASDAQ:FBRC), a full-service investment bank that offers equity and fixed income research services to institutional investors. From 1999-2001, he worked as a Research Associate covering REITs for Raymond James & Associates, a leading diversified financial services company located in St. Petersburg, Florida. Mr. Graham received his Bachelors of Science in Business Administration and his Master of Business Administration from the University of North Carolina’s Kenan-Flagler Business School.

Robin Hanisch

Corporate Secretary since 2011

Age — 59

Robin Hanisch currently serves as the Corporate Secretary for WHLR. As an associate of Wheeler since 2000, Ms. Hanisch works closely with the Board of Directors and Company Management. Other duties also include overseeing IT support to maintain SOX compliance and human resources for the company. Prior to joining the company, Ms. Hanisch worked in fund development and marketing for a national non-profit organization. Robin graduated from the University of Hawaii with a degree in merchandising.

M. Andrew Franklin

Senior Vice President — Operations since 2017

Age — 36

Andrew Franklin has served as the Senior Vice President of Operations since January 2017. Mr. Franklin is our Senior Vice President of Operations and has over 18 years of commercial real estate experience. Mr. Franklin is responsible for overseeing the property management, lease administration and leasing divisions of our growing portfolio of commercial assets. Prior to joining us, Mr. Franklin was a partner with Broad Reach Retail Partners where he ran the day to day operations of the company, managing the leasing team as well as overseeing the asset, property and construction management of the portfolio with assets totaling $50 Million. Mr. Franklin is a graduate of the University of Maryland, with a Bachelor of Science degree in Finance.

Matthew T. Reddy

Chief Accounting Officer since 2015

Age — 35

Matt Reddy has served as our Chief Accounting Officer since June 2015. Prior to joining the Company, Mr. Reddy worked at Liberty Tax, Inc. (“Liberty”), serving as Assistant Vice President of Online Products from 2014 to 2015, where his responsibilities included coordination and leadership of Liberty’s online tax business. While employed at Liberty, Mr. Reddy was also employed as Director of Finance from 2011 to 2014, and Manager of Financial Reporting from 2008 to 2011. His primary responsibilities in these positions included overseeing corporate forecasting, assisting in the planning and analysis of business and financial strategies, and managing Liberty’s accounting team. Prior to joining Liberty, Mr. Reddy worked at KPMG LLP as a Senior Auditor. Mr. Reddy is a Certified Public Accountant and holds a degree in accounting from James Madison University.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis discusses the principles underlying our executive compensation policies and decisions. This discussion relates to the Company’s named executive officers (“NEOs”). The Company’s NEOs for 2016 were:

•	Jon S. Wheeler, Chief Executive Officer (“CEO”) and Chairman of the Board;

•	Wilkes J. Graham, Chief Financial Officer (“CFO”);

•	Steven Belote, Chief Operating Officer (“COO”) (From January 2016 until June 2016), Chief Financial Officer (through January 2016); and

•	Dave Kelly, Chief Investment Officer (“CIO”) (appointed CIO in 2017, prior to this he was our Senior VP of Acquisitions).

For 2016, the Company determined there were no other employees of the Company that qualified as NEOs under the applicable rules and regulations of the SEC.

Overview and Philosophy

We believe in “pay for performance” compensation programs in which a majority of our executives’ compensation is tied to company success in meeting predetermined performance objectives and creating long-term shareholder value. This strategy motivates our executives to achieve our annual and long-term strategic and financial goals, aligns our executives with our shareholders and recognizes the executives’ contributions in delivering strong corporate performance. We set levels of compensation for each executive that are competitive with the market in order to ensure that we can attract and retain high-caliber executives in the marketplace in which we compete for talent.

Our compensation policies and programs are built upon the strong foundation of corporate governance and compensation best practices, including:

WHAT WE DO:	WHAT WE DON’T DO:

✓    Pay for Performance. The Compensation Committee seeks to align the interests of the executive officers with the interests of stockholders by linking executive pay to individual performance and specified financial objectives.

× No Guaranteed Annual Salary Increases or Minimum Bonuses. All salary increases are made at the discretion of the Compensation Committee and we do not pay minimum bonuses.

✓    Independent Compensation Consultant. The Compensation Committee retained a third party compensation consultant, Mercer, in 2015 to advise the Compensation Committee and ensure best practices regarding our executive compensation.

× No Excessive Perquisites. We do not provide any excessive perquisites or personal benefits to our executive officers or directors.

✓    Annual Compensation Committee Assessments. Each year, the Compensation Committee assesses: (i) its structure, (ii) performance, (iii) its role and the responsibilities articulated in the committee charter, (iv) the composition of the committee, and (v) the conduct of committee meetings.

× No Supplemental Retirement Benefits for Executives. We do not have any supplemental executive retirement plans.

Role of Compensation Committee

Executive compensation is overseen by the Compensation Committee, which we created in connection with our IPO in 2012. Our Compensation Committee consists of three of our independent directors: Stewart J. Brown,

William W. King and Jeffrey Zwerdling. Mr. King has been designated as chair of the Compensation Committee. The committee is responsible for establishing, implementing, and continually monitoring adherence to our compensation philosophy as applied to our NEOs.

Compensation Methodology

The Compensation Committee of the Board is responsible for approving all compensation for our NEOs and periodically reviews all elements of compensation to ensure that we remain competitive in the market and that overall compensation, including the means by which payment is made, is aligned with our business objectives, our performance and the interests of our shareholders. The Compensation Committee conducts an annual review of our CEO’s performance and takes those results into consideration when setting his compensation. The principles that guide our executive compensation program are to reward and incentivize executives for developing and executing on strategies to increase shareholder value, drive financial growth and increase brand awareness in our markets.

Our executive compensation program is designed to attract and retain outstanding executives, provide a compensation package that is appropriate to each NEO relative to the compensation paid to similar executives at comparable publicly-traded REITs, and reward them for creating long-term shareholder value. We believe the overall compensation of our NEOs should primarily reflect their accomplishments as a management team in achieving established key objectives. We also believe the achievement of these key objectives will ultimately align the interests of our executives with those of our shareholders.

In keeping with this principle and compensation philosophy, our executive pay program comprises a combination of base salary, annual cash incentive bonuses and equity incentive awards. A significant portion of the compensation package is at risk and dependent on the performance of the Company and the NEO, ultimately aligning the NEOs interests with those of stockholders.

Our CEO plays a significant role in setting compensation for our other members of senior management, including NEOs, by providing the Compensation Committee with an evaluation of their performance, together with recommendations for the amount of the annual cash incentive bonus and the size of equity awards. The committee also obtains input from a third party consultant, Mercer, as well as the National Association of Real Estate Investment Trusts annual compensation survey report, regarding trends in compensation packages for executives of similarly positioned REITs in the industry and has the discretion to accept, reject or modify the CEO’s recommendations.

Compensation Committee meetings are regularly attended by committee members and are occasionally attended by the CEO by invitation of the committee. Meetings may be attended by other Company executives and consultants as appropriate. The committee holds executive sessions without members of management present. The Chairman of the committee reports to the Board on the committee’s decisions.

The committee approves the base salary, annual cash incentive bonus, and equity incentive awards to the Company’s NEOs.

Peer Group

The committee utilizes Mercer to assist in the determination of a peer group. Peer group data is used for compensation benchmarking and general comparison purposes. The peer group was selected from all U.S. publicly traded companies that are in the real estate investment trust industry (“REIT”), had total assets within a reasonable range, focused on REITs with assets, assets invested, revenue, and employees within one third to three times that of the Company. The focus was on REITs that are not third-party managed and did not consider mortgage REITs. The Company’s peer group as determined by Mercer includes the following:

• Urstadt Biddle Properties • National Storage Affiliates • Monmouth Real Estate Investment • Easterly Government Properties • BRT Realty Trust • Getty Realty Corp • Agree Realty Corp	• Whitestone REIT • One Liberty Properties, Inc. • Armada Hoffler Properties • UMH Properties, Inc. • Care Trust REIT, Inc. • First Real Estate Investment Trust • Sotherly Hotels, Inc.

Executive Summary

Long-term Strategic Growth Plan

In January 2016, the Company and its Board of Directors established a long-term strategic growth plan that included very specific initiatives which included, among others:

•	The significant reduction of cash general and administrative overhead;

•	The lowering of our weighted average cost of capital;

•	The diversification of our tenant base and expanding geographically;

•	Covering our $0.21 annualized Common Stock dividend with AFFO on a proforma basis in the second half of the year 2016; and

•	Strengthening our executive officer and board of director positions.

Accomplishments

In executing the long-term strategic plan in 2016, the Company believes it has achieved several important improvements and key initiatives, as described below:

•	Leasing spread of 3.9% on renewals — the 16th consecutive quarter of positive rent spreads;

•	Executed approximately 148,000 square feet of new leases and renewed 286,000 square feet;

•	Reported 3.7% same-store net operating income growth for 2016 against the REIT industry average of 3.4%;

•	Reported a decrease of $3.5 million (26%) in corporate general and administrative overhead to be more in line with our peer group average of 10% or less of gross revenues;

•	Reported proforma Fourth Quarter 2016 annualized AFFO of $0.21 representing coverage of our common stock dividend for the first time in company history;

•	Announced our intent and strategy to better position the Company in the capital markets via a one-for-eight reverse stock split and transition from a monthly dividend payment to a quarterly payment;

•	Continued to strengthen our independent Board of Directors with the addition of former REIT executive John W. Sweet. Mr. Sweet previously served as Chief Investment Officer of Physician’s Realty Trust (Nasdaq: DOC), which he founded in 2013;

•	Acquired 23 properties for a total of $186.3 million expanding the Company’s gross leasable area by 1.76 million square feet and adding the state of Pennsylvania to our geographic footprint;

•	Raised $75.8 million net proceeds in Series B and Series D Preferred Stock offerings lowering our average cost of capital;

•	The transition of Steven Belote from CFO to COO, and later in the year eliminating the role of COO, which ended Mr. Belote’s employment with the Company on June 30, 2016; and

•	The hiring of Wilkes J. Graham as CFO, annual base salary of $350,000.

Discussion on Components of Compensation

Base Salary

Salary is intended to attract and retain executives and to provide compensation that is commensurate with the NEO’s scope of responsibility and effectiveness. The Compensation Committee reviews base salaries annually and determines if a salary increase is to be rewarded to the executive. The Compensation Committee takes into account relevant factors, including individual performance and market compensation data. The Compensation Committee made the following base salary compensation decisions for 2016:

•	Our CEO, Mr. Wheeler’s annual base salary remained unchanged from 2015, $475,000;

•	Mr. Graham, our CFO began employment in January 2016 with an annual base salary of $350,000; and

•	Our CIO, Mr. Kelly’s annual base salary for 2017 is $250,000 which was an increase in the amount of $50,000 over his base salary for 2016 due to the additional responsibilities associated with his new position as CIO.

Annual Cash Incentive Bonus

Cash incentive bonuses are designed to align the executive’s compensation with the Company’s short-term business goals. Our Compensation Committee typically determines incentive payments in the first quarter following the relevant year of performance.

For 2016, the Compensation Committee determined that our CEO, CFO, and CIO were successful in meeting certain 2016 thresholds of the long-term strategic plan which qualified them for both the annual cash and stock incentive bonuses. The Compensation Committee awarded these individuals annual cash bonuses, as noted in the table below. These amounts were fifty percent of the targeted amounts our executives could earn as the Compensation Committee believed that while there was significant progress made towards the Company’s long-term strategic plan during 2016, the thresholds were not met completely.

Mr. Kelly, received an additional bonus of $250,000 for reaching individual performance targets associated solely with the sourcing, underwriting and successful acquisition of properties for the Company in 2016.

Stock Incentive Awards and Timing

Stock awards are approved at the discretion of the Compensation Committee based on the NEOs achievement of stated performance objectives and parameters established by their respective employment agreements. We believe that further enhancing the executive’s equity position in the Company creates a strong long-term alignment of interests between those individuals and our stockholders. In January 2016, to attract and motivate Mr. Graham to join the Company as CFO and immediately align his interests with those of the stockholders, the Company awarded Mr. Graham 25,000 shares of restricted stock that vested immediately.

In 2016, the Compensation Committee awarded the CEO, CFO and CIO stock awards, as noted in the table below. These amounts were awarded in 2017 based on 2016 achievement of goals. These amounts were fifty percent of the stock incentive award executives could earn as the Compensation Committee felt that while there was significant effort put forth and success in executing the goals set forth in the long-term strategic growth plan, the thresholds were not met completely.

Target Base Salary, Cash and Stock Incentive

NEO	2016 Base Salary	Short-Term Cash Incentive Target (% of Salary)	Short-Term Cash Incentive Target Amount	Short-Term Stock Incentive Target (% of Salary)	Short-Term Stock Incentive Target Amount	Total Short-Term Incentive Target (% of Salary)	Total Short-Term Incentive Target Amount
Jon S. Wheeler	$475,000	50%	$237,500	50%	$237,500	100%	$475,000
Wilkes J. Graham	$350,000	30%	$105,000	50%	$175,000	80%	$280,000
David Kelly	$200,000	30%	$60,000	50%	$100,000	80%	$160,000

Actual Base Salary, Cash and Stock Incentive

NEO	2016 Base Salary	Short-Term Cash Incentive Actual (% of Salary)	Short-Term Cash Incentive Actual Amount	Short-Term Stock Incentive Actual (% of Salary)	Short-Term Stock Incentive Actual Amount	Total Short-Term Incentive Actual (% of Salary)	Total Short-Term Incentive Actual Amount
Jon S. Wheeler	$475,000	25%	$118,750	25%	$118,750	50%	$237,500
Wilkes J. Graham	$350,000	15%	$52,500	25%	$87,500	40%	$140,000
David Kelly	$200,000	15%	$30,000	25%	$50,000	40%	$80,000

Severance

On June 30, 2016, our COO Steven Belote’s employment ended due to the elimination of the COO position as part of the long-term strategic growth plan. Pursuant to the severance terms in his employment agreement, the Company provided Mr. Belote a $185,500 cash severance payment, subject to applicable tax withholdings.

Perquisites

The only material perquisites provided to our NEOs relate to reimbursement for expenses incurred and, for Mr. Graham in 2016, a $1,500/ month housing allowance. The housing allowance is for a period of eighteen months and ends in June 2017. No other material perquisites are provided. In addition, our NEOs are not entitled to U.S. Federal income tax gross-ups on any perquisites that are provided.

Retirement Benefits

NEOs are given the opportunity to participate in the Company’s tax-qualified 401(k) plans providing for employer and employee contributions. In 2016, the Company matched 100% of the first 4% of eligible employee compensation.

Employment Agreements

Our CEO and CFO, have both entered into three-year employment agreements, which in addition to the items noted throughout this Compensation Discussion and Analysis, include disability and termination provisions, among other provisions. See “Employment Agreements With The Company’s Executive Officers” for a summary of the terms of Mr. Wheeler and Mr. Graham’s employment agreements. Our CIO, Mr. Kelly does not currently have an employment agreement.

COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years indicated paid or awarded to each of the NEOs, calculated in accordance with SEC rules and regulations.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total ($)
Jon S. Wheeler	2016	475,000	118,750	118,750	—	—	7,695	(1)	720,195
Principal Executive Officer	2015	493,269	—	26,259	—	—	18,000	(1)	537,528
	2014	298,077	—	10,000	—	—	11,923	(1)	320,000

Steven M. Belote	2016	144,221	—	—	—	—	198,876	(4)	343,097
Chief Financial Officer(2)	2015	275,192	—	25,980	—	—	11,222	(1)	312,394
	2014	185,923	—	18,096	—	—	—	(1)	204,019

David Kelly	2016	186,539	280,000	50,000	—	—	10,807	(1)	527,346
Chief Investment Officer(5)	2015	181,731	269,375	19,603	—	—	13,867	(1)	484,576
	2014	107,952	—	1,865	—	—	—		109,817

Wilkes Graham	2016	333,077	52,500	112,500	—	—	22,254	(6)	520,331
Chief Financial Officer(3)

(1)	Company’s match on 401(k) plan and group term life insurance.
(2)	Mr. Belote held this position until January 2016, when he was appointed Chief Operating Officer. At June 30, 2016, his employment was terminated.
(3)	Mr. Graham joined the Company in January 2016.
(4)	Includes $185,500 of severance pay, Company’s match on 401(k) plan, and group term life insurance.
(5)	Mr. Kelly was appointed to this position in 2017, prior to this he was the Senior VP of Acquisitions.
(6)	Includes group term life insurance and housing allowance.

Grants of Plan Based Awards in 2016

The following Common Stock share awards were made in 2016. Awards were made in 2016 to the named executive officer under the 2015 Long Term Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value
		(#)	($)
Wilkes Graham	March 30, 2016	16,892	$25,000

(1)	Dividends are paid on all issued shares of Common Stock at the same rate and time as paid to all other holders of our shares of Common Stock as declared by our Board.

Outstanding Equity Awards at Fiscal-Year End

The Company has no outstanding Equity Awards at the end of the 2016 fiscal year.

Stock Plans

2015 Long-Term Incentive Plan

Pursuant to our 2015 Long-Term Incentive Plan, we may award incentives covering an aggregate of 125,000 shares of our Common Stock. As of April 11, 2017, we have issued 83,896 shares under the plan to employees, directors and outside contractors for services provided.

2016 Long-Term Incentive Plan

Pursuant to our 2016 Long-Term Incentive Plan, we may award incentives covering an aggregate of 625,000 shares of our Common Stock. As of April 11, 2017, we have issued 75,279 under the plan to employees, directors and outside contractors for services provided.

The following table sets forth information as of December 31, 2016 regarding our compensation plans and the Common Stock we may issue under the plans.

Equity Compensation Plan Information Table
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	—	$—	590,825
Equity compensation plans not approved by stockholders	—	—	—

Total	—	$—	590,825

(1)	Includes our 2015 and 2016 Long-Term Incentive Plans that authorize a maximum of 125,000 and 625,000 shares, respectively, of our Common Stock for issue. Awards are granted by the Compensation Committee.

Director Compensation

Directors who are officers of our Company do not receive any compensation for their services. Non-employee directors are entitled to receive $25,000 per year for serving as directors and may receive stock grants from our Company. The Board set annual retainers for the Audit, Compensation, Nominating and Governance, Investment and Finance committee chairs at $5,000, $4,000, $4,000, $4,000 and $4,000 respectively We reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full board of directors and committee meetings. In 2016 Directors agreed to receive stock grants in lieu of cash for their services. The following table summarizes directors’ compensation for 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Kurt R. Harrington	$—	$24,962	$24,962
William W. King	—	29,208	29,208
Stewart J. Brown	500	29,456	29,956
John McAuliffe	—	28,960	28,960
Carl B. McGowan, Jr.	—	29,958	29,958
Ann L. McKinney(1)	—	—	—
Jeffrey M. Zwerdling	500	29,456	29,956
John Sweet(2)	—	6,249	6,249

(1)	Served as a director until March 2016.
(2)	Began serving as a director in October 2016.

Employment Agreements With The Company’s Executive Officers

Generally

We have entered into employment agreements with four of our executive officers. We believe that the protections contained in these employment agreements help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with the Company and provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity. Each of our employment agreements with our executive officers provides for a term of three years.

Jon Wheeler

Employment Agreement and Salary. On March 14, 2016, the Company, on its behalf and on behalf of its subsidiaries, including Wheeler REIT, L.P., entered into an employment agreement with Mr. Wheeler (the “Wheeler Employment Agreement”) for a period of three years beginning on March 14, 2016, and ending on March 13, 2019 (the “Term”). Under the terms of the Wheeler Employment Agreement, Mr. Wheeler shall be employed as the Company’s Chief Executive Officer and is required to devote his best efforts to the Company’s business and affairs and in return will receive the following:

•	Base compensation of $475,000 per annum (base compensation remains the same from prior employment agreement); and

•	Reimbursement of reasonable and necessary business expenses, and Mr. Wheeler is eligible to participate in any current or future bonus, incentive and other compensation plans available to the Company’s executives.

Severance Terms. Under the Wheeler Employment Agreement, if Mr. Wheeler’s employment is terminated by the Company without “Cause” (as defined in the Wheeler Employment Agreement) then Mr. Wheeler shall generally be entitled to a lump sum payment equal to the sum of (i) the “Applicable Percentage” (as such term is defined in the Wheeler Employment Agreement and below) of Mr. Wheeler’s annual base salary for the last completed fiscal year and (ii) any earned but unpaid cash bonus for the year in which termination occurs. As defined in the Wheeler Employment Agreement, the term Applicable Percentage shall equal 50% plus 2.5% per three months of employment by the Company or its predecessors in excess of three years. In no event, shall the Applicable Percentage exceed 100%. In addition, Mr. Wheeler is entitled to disability, accident and health insurance for a 12 month period following termination substantially similar to those insurance benefits Mr. Wheeler is receiving immediately prior to the date of termination.

In the event Mr. Wheeler terminates his employment with “Good Reason” (as defined in the Wheeler Employment Agreement), which includes a “Change in Control” (as defined in the Wheeler Employment Agreement) then Mr. Wheeler shall generally be entitled to a lump sum payment equal to 100% of Mr. Wheeler’s annual base salary for the last completed fiscal year, plus any earned but unpaid cash bonus for the year in which termination occurs. In addition, Mr. Wheeler is entitled to disability, accident and health insurance for a 12 month period following termination substantially similar to those insurance benefits Mr. Wheeler is receiving immediately prior to the date of termination.

Mr. Wheeler shall not be entitled to any benefits under the Wheeler Employment Agreement in the case of the Company terminating his employment for Cause or Mr. Wheeler terminating his employment without “Good Cause” (as defined in the Wheeler Employment Agreement).

Death and Disability. In the event of a termination of employment on account death occurring after June 30, 2016, and during the Term then Mr. Wheeler’s estate shall generally be entitled to: (a) Mr. Wheeler’s regular base salary (determined on the date of death) for a period of twelve months following death; (b) the amount of cash bonus paid by the Company to Mr. Wheeler for its last fiscal year; and (c) any accrued and unpaid bonus for the year in which the death occurs.

In the event of a “Disability” (as defined in the Wheeler Employment Agreement) by Mr. Wheeler for 120 consecutive days or longer that occurs on or after June 30, 2016, then the Company will pay to Mr. Wheeler his regular base salary for a twelve month period following the date on which the Disability first begins, net of any benefits received by Mr. Wheeler under any disability policy obtained by the Company or Mr. Wheeler, the premiums for which are paid by the Company.

Miscellaneous Provisions. The Wheeler Employment Agreement provides for confidentiality and nondisclosure provisions, whereby Mr. Wheeler is required to keep confidential the Company’s trade secrets that he acquired during the course of his employment. His employment contract also contains a non-solicitation of employees clause for a duration of (18) months following the last day of his employment with the Company.

Robin Hanisch

Employment Agreement and Salary. On March 14, 2016, the Company, on its behalf and on behalf of its subsidiaries, including Wheeler REIT, L.P., entered into an employment agreement with Robin Hanisch (the “Hanisch Employment Agreement”) for a period of three years beginning on March 14, 2016, and ending on March 13, 2019 (the “Term”). Under the terms of the Hanisch Employment Agreement, Ms. Hanisch shall be employed as the Company’s Secretary and is required to devote her best efforts to the Company’s business and affairs and in return will receive the following:

•	Base compensation of $125,000 per annum (compensation remains the same from prior employment agreement); and

•	Reimbursement of reasonable and necessary business expenses, and Ms. Hanisch is eligible to participate in any current or future bonus, incentive and other compensation plans available to the Company’s executives.

Severance Terms. Under the Hanisch Employment Agreement, if Ms. Hanisch’s employment is terminated by the Company without “Cause” (as defined in the Hanisch Employment Agreement) then Ms. Hanisch shall generally be entitled to a lump sum payment equal to the sum of (i) the “Applicable Percentage” (as such term is defined in the Hanisch Employment Agreement and below) of Ms. Hanisch’s annual base salary for the last completed fiscal year and (ii) any earned but unpaid cash bonus for the year in which termination occurs. As defined in the Hanisch Employment Agreement, the term Applicable Percentage shall equal 50% plus 2.5% per three months of employment by the Company or its predecessors in excess of three years. In no event, shall the Applicable Percentage exceed 100%. In addition, Ms. Hanisch is entitled to disability, accident and health insurance for a 12 month period following termination substantially similar to those insurance benefits Ms. Hanisch is receiving immediately prior to the date of termination.

In the event Ms. Hanisch terminates her employment with “Good Reason” (as defined in the Hanisch Employment Agreement), which includes a “Change in Control” (as defined in the Hanisch Employment Agreement) then Ms. Hanisch shall generally be entitled to a lump sum payment equal to 100% of Ms. Hanisch’s annual base salary for the last completed fiscal year, plus any earned but unpaid cash bonus for the year in which termination occurs. In addition, Ms. Hanisch is entitled to disability, accident and health insurance for a 12 month period following termination substantially similar to those insurance benefits Ms. Hanisch is receiving immediately prior to the date of termination.

Ms. Hanisch shall not be entitled to any benefits under the Hanisch Employment Agreement in the case of the Company terminating her employment for Cause or Ms. Hanisch terminating her employment without “Good Cause” (as defined in the Hanisch Employment Agreement).

Death and Disability. In the event of a termination of employment on account death occurring after June 30, 2016, and during the Term then Ms. Hanisch’s estate shall generally be entitled to: (a) Ms. Hanisch’s regular base salary (determined on the date of death) for a period of twelve months following death; (b) the amount of cash bonus paid by the Company to Ms. Hanisch for its last fiscal year; and (c) any accrued and unpaid bonus for the year in which the death occurs.

In the event of a “Disability” (as defined in the Hanisch Employment Agreement) by Ms. Hanisch for 120 consecutive days or longer that occurs on or after June 30, 2016, then the Company will pay to Ms. Hanisch her regular base salary for a twelve month period following the date on which the Disability first begins, net of any benefits received by Ms. Hanisch under any disability policy obtained by the Company or Ms. Hanisch, the premiums for which are paid by the Company.

Miscellaneous Provisions. The Hanisch Employment Agreement provides for confidentiality and nondisclosure provisions, whereby Ms. Hanisch is required to keep confidential the Company’s trade secrets that she acquired during the course of her employment. Her employment contract also contains a non-solicitation of employees clause for a duration of (18) months following the last day of her employment with the Company.

Wilkes Graham

Employment Agreement and Salary. On March 14, 2016, the Company, on its behalf and on behalf of its subsidiaries, including Wheeler REIT, L.P., entered into an employment agreement with Wilkes Graham (the “Graham Employment Agreement”) for a period of three years beginning on March 14, 2016, and ending on March 13, 2019 (the “Term”). Under the terms of the Graham Employment Agreement, Mr. Graham shall be employed as the Company’s Chief Financial Officer and is required to devote his best efforts to the Company’s business and affairs and in return will receive the following:

•	Base compensation of $275,000 through March 31, 2016, $300,000 for the period April 1, 2016 through June 30, 2016, $325,000 for the period July 1, 2016 through September 30, 2016 and $350,000 thereafter upon the initiation of the Graham Employment Agreement;

•	A one-time stock award equivalent to $25,000;

•	The net sum of $1,500 per month for housing allowance until June 30, 2017; and

•	Reimbursement of reasonable and necessary business expenses, and Mr. Graham is eligible to participate in any current or future bonus, incentive and other compensation plans available to the Company’s executives.

Severance Terms. Under the Graham Employment Agreement, if Mr. Graham’s employment is terminated by the Company without “Cause” (as defined in the Graham Employment Agreement) then Mr. Graham shall generally be entitled to a lump sum payment equal to the sum of (i) the “Applicable Percentage” (as such term is defined in the Graham Employment Agreement and below) of Mr. Graham’s annual base salary for the last completed fiscal year and (ii) any earned but unpaid cash bonus for the year in which termination occurs. As defined in the Graham Employment Agreement, the term Applicable Percentage shall equal nil if the Mr. Graham is terminated prior to March 14, 2017; 33.33% if the termination occurs between March 14, 2017 and March 13, 2018; and 66.67% if the termination occurs between March 14, 2018 and March 13, 2019.

In the event Mr. Graham terminates his employment with “Good Reason” (as defined in the Graham Employment Agreement), which includes a “Change in Control” (as defined in the Graham Employment Agreement) then Mr. Graham shall generally be entitled to a lump sum payment equal to 100% of Mr. Graham’s annual base salary for the last completed fiscal year, plus any earned but unpaid cash bonus for the year in which termination occurs. In addition, Mr. Graham is entitled to disability, accident and health insurance for a 12 month period following termination substantially similar to those insurance benefits Mr. Graham is receiving immediately prior to the date of termination.

Mr. Graham shall not be entitled to any benefits under the Graham Employment Agreement in the case of the Company terminating his employment for Cause or Mr. Graham terminating his employment without “Good Cause” (as defined in the Graham Employment Agreement).

Death and Disability. In the event of a termination of employment on account death occurring after June 30, 2016, and during the Term then Mr. Graham’s estate shall generally be entitled to: (a) Mr. Graham’s regular base salary (determined on the date of death) for a period of twelve months following death; (b) the amount of cash bonus paid by the Company to Mr. Graham for its last fiscal year; and (c) any accrued and unpaid bonus for the year in which the death occurs.

In the event of a “Disability” (as defined in the Graham Employment Agreement) by Mr. Graham for 120 consecutive days or longer that occurs on or after June 30, 2016, then the Company will pay to Mr. Graham his regular base salary for a twelve month period following the date on which the Disability first begins, net of any benefits received by Mr. Graham under any disability policy obtained by the Company or Mr. Graham, the premiums for which are paid by the Company.

Miscellaneous Provisions. The Graham Employment Agreement provides for confidentiality and nondisclosure provisions, whereby Mr. Graham is required to keep confidential the Company’s trade secrets that he acquired during the course of his employment. His employment contract also contains a non-solicitation of employees clause for a duration of (18) months following the last day of his employment with the Company.

Potential Payments Upon Termination or Change in Control

See “Employment Agreements With The Company’s Named Executive Officers.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of three of our independent directors: Stewart J. Brown, William W. King and Jeffrey Zwerdling. Mr. King has been designated as chair of the Compensation Committee. There are no compensation committee interlocks and no member of the Compensation Committee serves, or has in the past served, as an employee or officer of the Company.

MISCELLANEOUS

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units are exchangeable for (1) each person who is the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group. Each person or entity named in the tables has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the tables. The extent to which a person will hold shares of common stock as opposed to units is set forth in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or other rights (as set forth above) held by that person that are exercisable as of this filing or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. As of April 11, 2017, we had 118 stockholders of record. This number excludes our common shares owned by shareholders holding under nominee security position listings.

Unless otherwise indicated, the address of each named person is c/o Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452.

	Number of Shares and Common Units Beneficially Owned		Percentage of All Shares(1)	Percentage of All Shares and Common Units(2)
Jon S. Wheeler	372,163	(3)	4.33%	3.98%
Robin Hanisch	6,265	(4)	*	*
David Kelly	8,761		*	*
Wilkes Graham	8,700		*	*
Andrew Franklin	4,295		*	*
Matthew Reddy	3,690		*	*
Carl B. McGowan, Jr.	6,230		*	*
William W. King	5,849		*	*
Jeffrey Zwerdling	56,793	(5)	*	*
Kurt R. Harrington	6,376		*	*
John Sweet	3,547		*	*
Stewart Brown	4,243		*	*
John McAuliffe	6,077		*	*
All directors, director nominees and executive officers as a group (3 persons)	492,989	(6)	5.74%	5.27%

*	Less than 1.0%
(1)	Based upon 8,588,470 shares of common stock outstanding on April 11, 2017. In addition, amounts for individuals assume that all Series B and Series D convertible preferred stock held by the individual are converted into common stock and all warrants held by the person are exercised.
(2)	Based upon 8,588,470 shares of our common stock and 761,888 common units, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock outstanding on April 11, 2017.

(3)	Includes 120,168 shares of common stock and 251,995 common units, of which 85,000 and 198,233 common shares and common units, respectively, have been pledged as security.
(4)	Includes 4,904 shares of common stock and 1,361 common units.
(5)	Includes 40,047 shares of common stock, 14,000 shares of Series B convertible preferred stock convertible into 8,750 shares of common stock, 16,800 warrants to purchase 2,100 shares of common stock, and 4,000 Shares of Series D convertible preferred stock convertible into 5,896 shares of Series D convertible preferred stock.
(6)	Includes 239,633 shares of common stock and 253,356 common units.

Based upon our records and the information reported in filing with the SEC, the following were beneficial owners of more than 5% of our shares of Common Stock as of April 11, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Our Outstanding Shares(2)	Percentage of Our Outstanding Shares and Common Units(3)
LDR Capital Management, LLC(4) 444 Madison Ave., 34th Floor New York, NY 10022	529,632	6.17%	5.66%

Forward Management, LLC(5) 101 California Street, 16th Floor San Francisco, CA 94111	607,811	7.08%	6.50%

Salient Select Income Fund(6) 101 California Street, 16th Floor San Francisco, CA 94111	538,561	6.27%	5.76%

Corbin Capital Partners, L.P.(7) 590 Madison Avenue New York, New York 10022	494,261	5.75%	5.29%

Westport Capital Partners, LLC(8) 40 Danbury Road Wilton, CT 06897	781,250	9.10%	8.36%

Total of 5% or more shareholders as a group (6 entities)		34.37%	31.57%

(1)	The amount of Common Stock reflected in this column has been adjusted to reflect the Company’s one for eight reverse stock split that became effective on March 31, 2017.
(2)	Based upon 8,588,470 shares of common stock outstanding on April 11, 2017.
(3)	Based upon 8,588,470 shares of our common stock and 761,888 common units, which units may be redeemed for cash or, at our option, exchanged for shares of our common stock outstanding on April 11, 2017.
(4)	Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 13, 2017 reporting beneficial ownership as of December 31, 2016. LDR Capital Management possesses shared voting and dispositive power over 4,237,059 shares with Lawrence Raiman. In addition, based solely upon the Schedule 13G, Lawrence Raiman is the sole manager, President and Chief Executive Officer of LDR and therefore may be deemed to have beneficial ownership over the shares. The 4,237,059 shares became 529,632 shares upon the effectiveness of the Company’s one for eight revenue stock split.
(5)	Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on January 25, 2017 reporting beneficial ownership as of December 31, 2016 of 4,862,490 shares. The 4,862,490 shares became 607,811 shares upon the effectiveness of the Company’s one for eight reverse stock split.
(6)	Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on January 25, 2017 reporting beneficial ownership as of December 31, 2016 of 4,308,490 shares. The 4,308,490 shares became 538,561 shares upon the effectiveness of the Company’s one for eight reverse stock split.

(7)	Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 10, 2017 reporting beneficial ownership as of December 31, 2016. Corbin Capital Partners Group, L.P. possesses shared voting and dispositive power over 3,954,091 shares. In addition, based solely upon the Schedule 13G, Corbin Capital Partners, L.P. and Fort George Investments, LLC may be deemed to have beneficial ownership over the shares, and Fort George Investments, LLC may be deemed to have beneficial ownership over 3,619,291 of the shares. The 3,954,091 shares became 494,261 shares upon the effectiveness of the Company’s one for eight revenue stock split.
(8)	Based solely upon the Schedule 13D filed with the SEC by the beneficial owner on June 15, 2015 reporting beneficial ownership as of June 15, 2015. Westport Capital Partners, LLC possesses shared voting and dispositive power over 6,250,000 shares. In addition, based solely upon the Schedule 13D, Russel Bernard, Sean Armstrong, Wm. Gregory Geiger, Jordan Socaransky and Marc Porosoff are members of the investment committee of Westport Capital Partners, LLC and may be deemed to have beneficial ownership over the shares. The 6,250,000 shares include 2,925,000 shares held by the record owner WCP Real Estate Fund IV, L.P, 1,325,000 shares held by the record owner WCP Real Estate Fund IV (ERISA), L.P., and 2,000,000 shares held in certain managed accounts of record holders as to which Westport Capital Partners, LLC serves as the investment manager. The 6,250,000 shares became 781,250 shares upon the effectiveness of the Company’s one for eight reverse stock split.

Report of the Audit Committee

The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Dr. McGowan qualifies as an “audit committee financial expert” in accordance with applicable Nasdaq Stock Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company;

•	Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

•	Review accounting and financial human resources and succession planning within the Company;

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter which is available on our website at www.whlr.us.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors. The Audit Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee met four times during 2016. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include private sessions with the Company’s independent auditors without the presence of the Company’s management, as well as executive sessions consisting of only Audit Committee members. The Audit Committee also meets with senior management from time to time.

Management has the primary responsibility for the Company’s financial reporting process, including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing management’s assessment of, and the effective operation of, internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinion of the independent registered public accountants included in their report on the Audit Committee’s financial statements.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2016, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews include discussions with the independent accountants of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as modified and superceded (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Audit Committee has also discussed with

Cherry Bekaert LLP matters relating to its independence, including a review of audit and non-audit fees, and written disclosures from Cherry Bekaert LLP to the Company pursuant to PCAOB Rule 3526 The Audit Committee also considered whether non-audit services, provided by the independent accountants are compatible with the independent accountant’s independence. The Company also received regular updates on the amounts of fees and scope of audit, audit-related and tax services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal controls, reviewed staffing levels and steps taken to implement recommended improvements in any internal procedures and controls.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Board of Directors, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC. The Audit Committee and the Board of Directors have also selected Cherry Bekaert LLP as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2017. This report has been furnished by the members of the Audit Committee.

AUDIT COMMITTEE

Kurt R. Harrington	William W. King	Carl B. McGowan, Jr.

Under SOX, and the rules of the SEC, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. The purpose of the provisions of the SOX and the SEC rules for the Audit Committee role in retaining the independent registered public accounting firm is two-fold. First, the authority and responsibility for the appointment, compensation and oversight of the auditors should be with directors who are independent of management. Second, any non-audit work performed by the auditors should be reviewed and approved by these same independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor. To implement the provisions of SOX, the SEC issued rules specifying the types of services that an independent auditor may not provide to its audit client, and governing the Audit Committee’s administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee has adopted a written pre-approval policy of audit and non-audit services (the “Policy”), which sets forth the procedures and conditions pursuant to which services to be performed by the independent auditor are to be pre-approved. Consistent with the SEC rules establishing two different approaches to approving non-prohibited services, the policy of the Audit Committee covers pre-approval of audit services, audit-related services, international administration tax services, non-U.S. income tax compliance services, pension and benefit plan consulting and compliance services, and U.S. tax compliance and planning. At the beginning of each fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. Typically, in addition to the generally pre-approved services, other services would include due diligence for an acquisition that may or may not have been known at the beginning of the year. The Audit Committee has also delegated to any member of the Audit Committee designated by the Board or the financial expert member of the Audit Committee responsibilities to pre-approve services to be performed by the independent auditor not exceeding $25,000 in value or cost per engagement of audit and non-audit services, and such authority may only be exercised when the Audit Committee is not in session.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

William W. King, Chairman

Jeffrey Zwerdling

Stewart Brown

Certain Relationships and Related Transactions

Related Party Policies

Our Code of Business Conduct requires that our directors and all of our employees deal with the Company on an arms-length basis in any related party transaction. All transactions between us and any of our directors, named executive officers or other vice presidents, or between us and any entity in which any of our directors, named executive officers or other vice presidents is an officer or director or has an ownership interest, must be approved by the Board of Directors. In addition, management evaluates third-party and properties owned by entities affiliated with Mr. Wheeler considered to be potential acquisition targets by analyzing factors such as, but not limited to, net operating income, fair market capitalization rates, leverage, occupancy rates, anchor tenant credit and alternative uses of capital. Management presents to our Board of Directors’ Investment Committee those properties it considers viable acquisition targets. The Investment Committee is responsible for reviewing and analyzing strategic real estate acquisitions and investments. All of the members of the Investment Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and our Corporate Governance Principles. Once the Investment Committee comes to an agreement that it is in the best interest of us to acquire a property, including a property owned by entities affiliated with Mr. Wheeler, the committee makes a recommendation to the full Board of Directors regarding the potential real estate acquisition and investment. Our Board of Directors then votes on whether to acquire a property recommended by the Investment Committee, and we will not acquire a property unless it has been approved by the majority of our Board of Directors. Only independent directors vote on acquisitions of properties owned by entities affiliated with Mr. Wheeler.

Partnership Agreement

In connection with the completion of our initial public offering, we entered into a partnership agreement with various persons receiving common units in the formation transactions, including Mr. Wheeler, his affiliates and certain other executive officers or our Company. As a result, these persons became limited partners of our operating partnership, Wheeler REIT, L.P. (the “Operating Partnership”).

Pursuant to the partnership agreement with our Operating Partnership, limited partners of the Operating Partnership and some assignees of limited partners will have the right, beginning 12 months after acquiring the common units, to require our Operating Partnership to redeem part or all of their common units for cash equal to the then-current market value of an equal number of shares of our Common Stock (determined in accordance with and subject to adjustment under the Partnership Agreement), or, at our election, to exchange their common units for shares of our Common Stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter.

Other Related Party Transactions

The following summarizes related party activity of the combined Ownership Entities, as defined below, for the year ended December 31, 2016.

Amounts paid to affiliates	$125,320

Amounts received from affiliates	$1,156,461

Amounts due from affiliates	$1,456,131

Notes receivable	$12,000,000

The Company has loaned $11.0 million for the partial funding of Pineland Station Shopping Center in Hilton Head, South Carolina to be known in the future as Sea Turtle Marketplace Development (“Sea Turtle Marketplace”) and loaned $1.00 million for the sale of land to be used in the development. The Sea Turtle Marketplace Project is currently structured as a tenancy-in-common with multiple investors including Jon Wheeler, our Chairman and Chief Executive Officer, as the current general partner, and therefore is a related party transaction. As general partner, Mr. Wheeler’s economic interest (13%) is subordinated to the other equity partners and debt holders and requires him to personally guarantee the $16.0 million construction loan with the Bank of Arkansas. The Company is performing development, leasing, property and asset management services for Sea Turtle Marketplace. Development fees of 5% of hard costs incurred are paid to the Company. Leasing, property and asset management fees are consistent with those charged for services provided to non-related properties. Amounts due from affiliates include $657,000 in accrued interest on the notes receivable and $166,000 in development fees at December 31, 2016.

In connection with the acquisition of Berkley and Sangaree/Tri-County properties, the Operating Partnership entered into a tax protection agreement that obligates the Operating Partnership to reimburse Jon Wheeler, CEO for his tax liabilities resulting from the recognition of certain taxable income or gain in the event the Operating Partnership takes certain action prior to November 10, 2023 with respect to Sangaree Plaza, Tri-County Plaza and Berkley.

Acquisition of Portfolio Properties

Each portfolio property that we acquired through the Operating Partnership upon the completion of our initial public offering and the formation transactions and certain other properties subsequently acquired were owned directly or indirectly by partnerships, limited liability companies or corporations (the “Ownership Entities”) in which Mr. Wheeler and his affiliates, certain of our other directors and executive officers and their affiliates and other third parties owned a direct or indirect interest (the “Prior Investors”). In connection with the acquisition of these Ownership Entities, the Operating Partnership entered into (1) contribution agreements with these Prior Investors, pursuant to which they contributed their interests in the Ownership Entities to the Operating Partnership and/or (2) purchase and sale agreements with the Ownership Entities. The Prior Investors, including Mr. Wheeler and his affiliates, certain of our other directors and executive officers and their affiliates, received cash and/or common units in exchange for their interests in the Ownership Entities. The value of the consideration paid to each of the Prior Investors in the Ownership Entities, in each case, was based upon the terms of the applicable contribution agreements and/or purchase and sale agreements. The purchase price paid for these properties was determined by analyzing factors such as, but not limited to, net operating income, fair market capitalization rates, leverage, occupancy rates, anchor tenant credit and alternative uses of capital. In some instances, we did not obtain independent third-party appraisals before purchasing such properties.

The following table represents portfolio properties acquired from Mr. Wheeler and his affiliates during the year ended December 31, 2016.

Portfolio Property	Transaction Costs(1)	Related Person	Dollar Value of Related Person’s Interest
Berkley Shopping Center	$4,182,000	Jon S. Wheeler—Chairman & CEO	$30,086
		Robin Hanisch—Secretary	398

Sangaree Plaza and Tri-County Plaza	$10,765,000	Jon S. Wheeler—Chairman & CEO	$47,706
		Robin Hanisch—Secretary	1,405

(1)	Includes the value of debt we assumed or entered into in certain of these transactions.

Compliance with Section 16(a) of Reporting Requirements

Based solely on a review of Forms 3 and 4 and any amendments thereto furnished us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, we believe that with respect to fiscal 2016 our officers, directors, and beneficial owners of more than 10% of our equity timely complied with all applicable Section 16(a) filing requirements, except a late Form 4 was filed for Jon Wheeler on December 9, 2016 reporting that acquisition of 65,292 common units in our Operating Partnership that occurred on November 10, 2016. In addition, our Secretary, Robin Hanisch, filed a late Form 4 on December 9, 2016 reporting the acquisition of 6,452 common units in our Operating Partnership that occurred on November 10, 2016. Lastly, one of our directors, Jeffrey Zwerdling, filed a late Form 4 on January 18, 2017 reporting the transfer of 11,565 shares of common stock to his business partner that occurred on August 2, 2016, and a late Form 4 on January 9, 2017 reporting the acquisition of 11,000 shares of Common Stock that occurred on December 14, 2016 and the acquisition of 4,000 shares of Series D Preferred stock by his wife that occurred on December 7, 2016 and December 12, 2016

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting. Each director elected will hold office until the Annual Meeting following the fiscal year ending December 31, 2017. All of the nominees for director are now serving as directors of the Company. Each of the nominees has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. If any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute director.

The nominees for directors are listed below, together with their ages, terms of service, all positions and offices with the Company, other principal occupations, business experience and directorships with other companies during the last five years or more.

Nominees for Election

Jon S. Wheeler

Chairman and CEO

Age — 56

Director since 2011

Mr. Wheeler has served as the Company’s Chairman since its formation in June of 2011. In addition, Mr. Wheeler served as the Company’s President from its formation until January 2013 when his title was changed from President to Chief Executive Officer. Mr. Wheeler has also served as the President and CEO of Wheeler Interests since its inception in 1999. Mr. Wheeler has over 35 years of real estate experience with an extensive background in strategic financial and market analyses. Mr. Wheeler has substantial experience in assessing new or existing properties to maximize returns, which are then positioned for acquisition, growth and disposition. Since founding Wheeler Interests in 1999, Mr. Wheeler has helped Wheeler Interests to acquire over sixty shopping centers in New York, Maryland, Virginia, West Virginia, North Carolina, South Carolina, Tennessee, Georgia, Florida, Oklahoma and Texas, representing over four million square feet of improved real estate property. Mr. Wheeler holds a Bachelor of Arts degree in political science from Southern Methodist University. Mr. Wheeler was selected as the Company’s Chairman because of his experience in retail leasing, marketing, acquisition, development, financing, management and disposition of strip centers, neighborhood centers, community centers, power centers and mixed-use retail space in both the urban and suburban markets within the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States. We have determined that Mr. Wheeler should serve as a director because he is the founder of the Company and his knowledge of the Company and years of experience in our industry give him the ability to guide the Company as a director.

David Kelly

Senior Vice President of Acquisitions and Director

Age — 52

Director since 2011

Mr. Kelly served as a director of the Company since 2011. Mr. Kelly has over 25 years of experience in the real estate industry. Mr. Kelly currently serves as Senior Vice President, Director of Acquisitions for the Company. Prior to joining the Company, Mr. Kelly served as a Principal with Kelly Development, LLC, a real estate development firm he founded in March 2011, which specializes in the acquisition and management of retail properties in the Mid-Atlantic region. Prior to founding Kelly

Development, Mr. Kelly served as the Director of Real Estate for Supervalu, Inc., a Fortune 100 supermarket retailer, from 1998 through 2011. Prior to his time with Supervalu, Mr. Kelly served as an Asset Manager from 1993 through 1998. Mr. Kelly currently serves on the Board of Directors of the Norfolk, Virginia SPCA. He earned a Bachelor of Science in Finance degree from Bentley College (now Bentley University). Based upon his years of experience in the real estate industry as well as his real estate management experience within a publicly traded company, we have determined that Mr. Kelly should serve as a director.

William W. King

Independent Director

Age — 77

Director since 2011

Mr. King served as a director of the Company since 2011. William W. King served as the Executive Director of the Virginia Maritime Heritage Foundation from September 2009 through August 2016. The 501(c) (3) corporation owned and operated the schooner Virginia. From July 1988 through June 2008, Mr. King served as the Headmaster of Norfolk Collegiate School, an independent, co-educational, K-12 college preparatory day school. From July 2008 until June 2009 he was an Assistant to the Headmaster. He served on the school’s board of trustees from 1984-2009, and as an Honorary Trustee from 2012-present. Prior to his service at Norfolk Collegiate School, Mr. King was Executive Vice President of SRMS, a management consulting corporation that primarily contracted for services for the U.S. Navy and the U.S. Air Force. Mr. King served in the United States Navy from 1962 until 1984, when he retired in the grade of Captain. Mr. King graduated from the University of Virginia in 1963 with a Bachelor of Science in Finance degree, and the Navy Postgraduate School in 1977 with a Master of Science in Financial Management, and from Old Dominion University in 1995 with a Certificate of Advanced Studies in Educational Leadership and Administration. He currently serves on the Board of Directors of Chesapeake Bay Academy, the Future of Hampton Roads, Inc. and Horizons Hampton Roads all of which are 501(c) (3) corporations with an educational mission. Mr. King was selected as a director because of his previous leadership experience. He has served on the WHLR REIT Board of Directors since November 16, 2012 to the present. Based upon his leadership experience, we have determined that Mr. King should serve as a director.

Carl B. McGowan, Jr.

Independent Director

Age — 69

Director since 2013

Dr. McGowan served as a director of the Company since 2013. Dr. McGowan brings over 30 years of extensive financial experience to the Board. Dr. McGowan joined the faculty of Norfolk State University in 2005 and presently serves as the Faculty Distinguished Professor of Finance. From 2004-2005, Dr. McGowan served as a Visiting Associate Professor of Finance at the University of Sharjah in the United Arab Emirates. From 2003-2004, Dr. McGowan served as the RHB Bank Distinguished Chair in Finance at the University of Kebangsaan in Malaysia. Dr. McGowan has a Bachelor of Arts in International Relations (Syracuse), an MBA in Finance (Eastern Michigan), and a PhD in Business Administration (Michigan State). Dr. McGowan has conducted extensive research in the areas of corporate finance and international finance, with specific studies relating to real estate operations. In addition to over 150 conference presentations, Dr. McGowan has published 68 articles in numerous peer-reviewed journals including: The Journal of Real Estate Research, The American Journal of Business Education, Applied Financial Economics, Decision Science, Financial Practice and Education, The Financial Review, International Business and Economics Research Journal, The International Review of Financial Analysis, The Journal of Applied Business Research, The Journal of Business Case Studies, The Journal of Diversity Management, Managerial Finance, Managing Global Transitions, The Southwestern Economic Review, and Urban Studies. Based upon his diverse experience and well-known authority in finance and economics, which will be valuable as we pursue the continued growth of the Company, we have determined that Dr. McGowan should serve as a director.

Jeffrey M. Zwerdling

Lead Independent Director

Age — 72

Director since 2013

Mr. Zwerdling served as a director of the Company since 2013 and lead independent director since 2015. Mr. Zwerdling is founder and managing partner of the law firm of Zwerdling, Oppleman & Adams which was formed in 1972 in Richmond, Virginia. Mr. Zwerdling’s areas of concentration include corporate law, commercial and residential real estate, personal estate planning, and general litigation. From 1999-2012 he served as President and Director of The Corporate Centre, a 225,000 square foot office park complex located in Richmond, Virginia. In May of 2013, Mr. Zwerdling was appointed to the Board of Directors of Capitol Securities Management Inc. (“CSM”). CSM is a Financial Industry Regulatory Authority registered broker dealer whose assets exceed $4 billion. Mr. Zwerdling was commissioned as a Second Lieutenant in the United States Army in 1967, served in the Army Reserve and Virginia National Guard, and received his honorable discharge after obtaining the rank of Captain in 1981. Mr. Zwerdling holds a Bachelor of Science Degree from Virginia Commonwealth University and received a Juris Doctor Degree from the College of William and Mary School of Law. He was an organizational investor in Southern Community Bank & Trust, now Village Bank. In 1998, Mr. Zwerdling was elected to the Board of Directors of Supertel Hospitality, Inc., a public company which trades on the Nasdaq Stock Exchange. Supertel is a real estate investment trust (REIT) which is a focused-service segment of the lodging industry. During his tenure at Supertel, Mr. Zwerdling served on various committees, including the Acquisitions and Dispositions Committee, and was a member and former chairman of the Audit Committee. Prior to being appointed a Director of the Company in September 2013, Mr. Zwerdling served as a Board Observer for the Company. He is a Master Mason of Fraternal Lodge No. 53, belongs to the Scottish Rite of Freemasonry, and is a Noble of the Acca Temple Shrine of Richmond, Virginia. Based upon his legal experience in real estate matters and his vast experiences with real estate investment trusts, we have determined that Mr. Zwerdling should serve as a director.

Kurt R. Harrington

Independent Director

Age — 64

Director since 2015

Mr. Harrington has served as a director of our company since 2015. Mr. Harrington was recently the Executive Vice President, Chief Financial Officer and Treasurer, of Arlington Asset Investment Corp. (NYSE: AI), a position he had held since January 2000. Mr. Harrington was also the Executive Vice President, Chief Financial Officer and Treasurer of FBR & Co. between January 2000 and February 2008 and served as Chief Financial Officer and Treasurer of FBR Asset Investment Corporation from September 1999 to March 2003. Mr. Harrington joined Arlington Asset Investment Corp. as Vice President of Finance and Treasurer in March 1997. He was previously the Chief Financial Officer of Jupiter National, Inc., a publicly traded, closed-end venture capital company. From 1980 to 1990, Mr. Harrington served in a number of senior financial accounting, reporting and business planning positions at MCI Communications Corporation and Marriott Corporation, in Washington, D.C. He began his career with the public accounting firms of Meahl, McNamara & Co., Boston, Massachusetts and later, PricewaterhouseCoopers LLP, Washington, D.C. Mr. Harrington received his Certified Public Accountant certification in 1978. Mr. Harrington was the treasurer and a trustee of Nichols College from October 2004 to October 2016, and is a Director of Global Medical REIT, Inc. (NYSE:GMRE). Based upon his years of management and public company experience, we have determined that Mr. Harrington should serve as a director.

Stewart J. Brown

Independent Director

Age — 69

Director since 2015

Mr. Brown has served as a director since 2015. Mr. Brown has over 45 years of financial and organizational management experience in executive management positions within the real estate, banking, and finance industries, most recently as Chairman of the Credit/Risk Committee for Community and Southern Bank and is a member of the board’s Joint Audit Committee. Mr. Brown has also served as the past Chairman of the Board of Lodgian, Inc. of Atlanta and Opportunity Bank of Dallas. Mr. Brown also served for over 32 years as an officer in the US Army in a variety of assignments. Mr. Brown received his Bachelor’s degree in Political Science and Economics from UC Santa Barbara and has an MBA from NYU’s Leonard N. Stern’s School of Business. Based upon his leadership and organizational development expertise, we have determined that Mr. Brown should serve as a director.

John McAuliffe

Independent Director

Age — 62

Director since 2015

Mr. McAuliffe has served as a director since 2015. Mr. McAuliffe previously served as a director from November 2012 until April 2013. Mr. McAuliffe has over 36 years of experience in the financial services industry. Presently, Mr. McAuliffe serves as a Lead Investment Banker with Newbridge Securities Corporation, a full-service securities brokerage and investment banking firm. Prior to joining Newbridge Securities Corporation in 2005, Mr. McAuliffe ran his own consulting firm which provided advisory and structural development services to the management of small to medium sized publicly traded companies. Throughout his career, Mr. McAuliffe has participated in excess of over 200 capital raises and has been involved in all aspects of the capital formation process serving in a variety of positions ranging from institutional salesman to the Managing Director of an investment banking firm. Mr. McAuliffe received his Bachelor of Science degree in political science and economics from State University of New York at Brockport. Based upon his leadership and investment banking experience, we have determined that Mr. McAuliffe should serve as a director.

John Sweet

Independent Director

Age — 72

Director since 2016

Mr. Sweet has forty years of investment banking and corporate finance experience. Mr. Sweet is the co-founder and Chief Investment Officer at Physicians Realty Trust (NYSE:DOC), a self-managed healthcare real estate investment trust. Prior to founding Physicians Realty Trust in 2013, Mr. Sweet was a Managing Director for the privately owned, full-service, specialty investment firm, Ziegler. While at Ziegler, Mr. Sweet assisted in the financing and then management of a medical office building investment fund which became the initial core portfolio for Physicians Realty Trust. In 2002, Mr. Sweet also co-founded Windrose Medical Properties Trust, a publicly traded medical office REIT that was sold to Healthcare REIT (NASDAQ:HCN) in 2006. John has been involved at a senior financial level in publicly traded and private companies, family offices and investment banking firm over the course of his career. He has also served on the boards of philanthropic and charitable organizations and was in the Army from 1968-1970. Mr. Sweet received his Bachelor’s degree in Business Administration from St. John Fisher College and an MBA. from Rochester Institute of Technology. Based on his leadership and experience managing a publically-traded REIT, we have determined Mr. Sweet should serve as a director.

The Board of Directors unanimously recommend a vote FOR

the election of all of the Nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Cherry Bekaert LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year and to conduct quarterly reviews through March 31, 2018. The Company’s Bylaws do not require that stockholders ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm. Cherry Bekaert LLP has served as the Company’s independent public accounting firm for each of the fiscal years ended December 31, 2011 through December 31, 2016. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year. The Company, however, is not bound by the stockholders’ decision. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Cherry Bekaert LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm.

2016 Fiscal Year Audit Firm Fee Summary

The following table sets forth the aggregate fees for professional services rendered to or for the Company for the 2016 and 2015 fiscal year by Cherry Bekaert LLP:

Fees Billed	2016	2015
Audit Fees*	$270,971	$207,296
Audit Related Fees**	85,100	711,146
Tax Fees***	120,155	143,215
Other****	5,516	4,720

Total	$481,742	$1,066,377

*	Audit fees included annual audits, quarterly reviews and property audits
**	Audit related fees for services related to the REIT’s financing offering documents and associated filings
***	Tax fees related primarily to tax advisory services related to REIT status
****	401k fees

The audit fees for 2016 were for professional services rendered for the audits and reviews of the consolidated financial statements of the Company. Audit related fees were for services related to the Company’s offering documents and associated filings. Tax fees for 2016 were for services related to federal and state compliance and advice.

All services rendered by the principal auditors are permissible under applicable laws and regulations and were pre-approved by either the Board of Directors or the Audit Committee, as required by law. The fees paid to the principal auditors for services as described in the above table fall under the categories listed below.

Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

Other Fees. These fees are fees for professional services performed by the principal auditor with respect to the defined contributions “401(k)” plan compliance and preparation of 5500 filing.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor’s core work, which is the audit of the Company’s consolidated financial statements.

Audit Committee Pre-Approval Policies

Before Cherry Bekaert LLP was engaged by the Company to render audit or non-audit services, the engagement was approved by the Company’s Audit Committee. In addition, the Audit Committee has considered those services provided by Cherry Bekaert LLP and has determined that such services are compatible with maintaining the independence of Cherry Bekaert LLP.

OTHER MATTERS

The Board of Directors knows of no other matters that may be properly or should be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

Rules promulgated by the SEC require us to provide an annual report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to our Corporate Secretary Robin Hanisch at Riversedge North, 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452, by calling (757) 627-9088 or via the Internet at www.whlr.us.

SOLICITATION OF PROXIES

THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF WHEELER REAL ESTATE INVESTMENT TRUST, INC. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.

FUTURE PROPOSALS OF STOCKHOLDERS

Stockholder proposals including nominations for persons for election to the Board of Directors, for our Annual Meeting to be held in 2018 must be received by us between November 17, 2017 and December 18, 2017, and must otherwise comply with the rules promulgated by the SEC to be considered for inclusion in our proxy statement for that year. Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary, Robin Hanisch, at Riversedge North, 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452.

COPIES OF WHEELER REAL ESTATE INVESTMENT TRUST, INC.’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE THROUGH OUR WEBSITE WWW.WHLR.US OR UPON WRITTEN REQUEST TO WHEELER REAL ESTATE INVESTMENT TRUST, INC., RIVERSEDGE NORTH, 2529 VIRGINIA BEACH BOULEVARD, VIRGINIA BEACH 23452, ATTENTION, ROBIN HANISCH, CORPORATE SECRETARY.

Dated: April 17, 2017

By order of the Board of Directors,

Robin Hanisch
Corporate Secretary

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 16, 2017.
Vote by Internet
• Go to www.investorvote.com/whlr
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	01 - Jon S. Wheeler 04 - David Kelly 07 - Jeffrey M. Zwerdling	02 - Kurt R. Harrington 05 - Stewart J. Brown 08 - John P. McAuliffe	03 - Carl B. McGowan, Jr. 06 - William W. King 09 - John Sweet	+

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08	09
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain

2.	To ratify the reappointment of Cherry Bekaert LLP as independent registered public accounting firm for the fiscal year ended December 31, 2017.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

Wheeler Real Estate Investment Trust, Inc. Shareholders

May 17, 2017, 9:30 a.m., Eastern Standard Time

Cavalier Golf & Yacht Club

1052 Cardinal Road, The Cavalier Room

Virginia Beach, Virginia 23451

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Wheeler Real Estate Investment Trust, Inc.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting

May 17, 2017, 9:30 a.m., Eastern Standard Time

Cavalier Golf & Yacht Club, 1052 Cardinal Road, The Cavalier Room

Virginia Beach, Virginia 23451

Jon Wheeler or Wilkes Graham or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Wheeler Real Estate Investment Trust, Inc., to be held on May 17, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, the election of the nominees for the board of directors and FOR Proposal 2, to ratify the reappointment of Cherry Bekaert LLP as independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	01 - Jon S. Wheeler 04 - David Kelly 07 - Jeffrey M. Zwerdling	02 - Kurt R. Harrington 05 - Stewart J. Brown 08 - John P. McAuliffe	03 - Carl B. McGowan, Jr. 06 - William W. King 09 - John Sweet	+

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08	09
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain

2.	To ratify the reappointment of Cherry Bekaert LLP as independent registered public accounting firm for the fiscal year ended December 31, 2017.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Wheeler Real Estate Investment Trust, Inc.

Notice of 2017 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting

May 17, 2017, 9:30 a.m., Eastern Standard Time

Cavalier Golf & Yacht Club, 1052 Cardinal Road, The Cavalier Room

Virginia Beach, Virginia 23451

Jon Wheeler or Wilkes Graham or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Wheeler Real Estate Investment Trust, Inc., to be held on May 17, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, the election of the nominees for the board of directors and FOR Proposal 2, to ratify the reappointment of Cherry Bekaert LLP as independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)